For more information, contact:
Ronald L. Smith
Vice President of Finance
Treasurer
(336) 316-5545

Election of New Chief Executive Officer

GREENSBORO, N.C. - September 26, 2007 - Unifi, Inc. (NYSE:UFI) announced that effective today, the Board of Directors has elected William L. Jasper as the Company's President and Chief Executive Officer, R. Roger Berrier, Jr. as its Executive Vice President of Sales, Marketing and Asian Operations, and Ronald L. Smith as its Vice President of Finance and Treasurer.  Messrs. Jasper and Berrier have also been appointed to the Board of Directors effective today.

Mr. Jasper has been employed by Unifi since 2004, when Unifi purchased the Kinston POY facility from INVISTA and has been Vice President of Sales since 2006.  Prior to joining Unifi, he was the Director of INVISTA's Dacron® polyester filament business and, prior to that, he held various management positions in operations, technology, sales, and business for the DuPont Company.

Mr. Berrier has been employed by Unifi since 1991 and has been Vice President of Commercial Operations since April 2006.  Mr. Berrier previously served the Company as Commercial Operations Manager responsible for corporate product development, marketing, and brand sales management and has held various management positions within operations including international operations, machinery technology, research & development, and quality control.

Mr. Smith has been employed by Unifi since 1994 and has held positions as Controller, Chief Accounting Officer, and Director of Business Development and Corporate Strategy, among others.  Mr. Smith's most recent position was as Treasurer and with additional responsibility for Investor Relations.

          The Company also announced the formation of a new Executive Committee of the Board of Directors, which shall initially be comprised of Mr. Stephen Wener, the Company's Chairman, Mr. G. Alfred Webster, Mr. Jasper and Mr. Berrier.  Mr. Webster will be the Chairman of the Executive Committee.

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Election of New Chief Executive Officer - page 2

Unifi, Inc. (NYSE: UFI) is a diversified producer and processor of multi-filament polyester and nylon textured yarns and related raw materials. The Company adds value to the supply chain and enhances consumer demand for its products through the development and introduction of branded yarns that provide unique performance, comfort and aesthetic advantages. Key Unifi brands include, but are not limited to: aio® - all-in-one performance yarns, Sorbtek®, A.M.Y.®, Mynx® UV, Repreve®, Reflexx®, MicroVista® and Satura®. Unifi's yarns and brands are readily found in home furnishings, apparel, legwear, and sewing thread, as well as industrial, automotive, military, and medical applications. For more information about Unifi, visit http://www.unifi.com.

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

Certain statements included herein contain forward-looking statements within the meaning of federal security laws about Unifi, Inc.'s (the "Company") financial condition and results of operations that are based on management's current expectations, estimates and projections about the markets in which the Company operates, as well as management's beliefs and assumptions. Words such as "expects," "anticipates," "believes," "estimates," variations of such words and other similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in, or implied by, such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's judgment only as of the date hereof. The Company undertakes no obligation to update publicly any of these forward-looking statements to reflect new information, future events or otherwise.

Factors that may cause actual outcome and results to differ materially from those expressed in, or implied by, these forward-looking statements include, but are not necessarily limited to, availability, sourcing and pricing of raw materials, pressures on sales prices and volumes due to competition and economic conditions, reliance on and financial viability of significant customers, operating performance of joint ventures, alliances and other equity investments, technological advancements, employee relations, changes in construction spending, capital expenditures and long-term investments (including those related to unforeseen acquisition opportunities), continued availability of financial resources through financing arrangements and operations, outcomes of pending or threatened legal proceedings, negotiation of new or modifications of existing contracts for asset management and for property and equipment construction and acquisition, regulations governing tax laws, other governmental and authoritative bodies' policies and legislation, and proceeds received from the sale of assets held for disposal. In addition to these representative factors, forward-looking statements could be impacted by general domestic and international economic and industry conditions in the markets where the Company competes, such as changes in currency exchange rates, interest and inflation rates, recession and other economic and political factors over which the Company has no control. Other risks and uncertainties may be described from time to time in the Company's other reports and filings with the Securities and Exchange Commission.

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